UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FITWAYVITAMINS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

5499
(Primary Standard Industrial Classification Code Number)

27-0938396
(I.R.S. Employer Identification Number)

112 North Curry Street Carson City, Nevada 89703
775-321-8227
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 North Curry Street Carson City,  Nevada 89703
(775) 882-1013
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit1	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee2

Common Stock by Company	4,000,000	$0.03	$120,000	$8.56

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

FITWAYVITAMINS, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of FITWAYVITAMINS, INC.  (“FITWAYVITAMINS”, “FITWAY”, “we” or the “Company”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

The price per share will be $0.03. FITWAYVITAMINS will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Since becoming incorporated, FITWAYVITAMINS has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. FITWAYVITAMINS is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

In their audit report dated December 14, 2009, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is __________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about FITWAYVITAMINS, INC.

FITWAYVITAMINS, INC. was incorporated in the State of Nevada as a for-profit Company on September 10, 2009 and established a fiscal year end of October 31. We are a development-stage company that intends to create the ideal line of Vitamins, protein powder, nutritional bars for the general public. The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company has not yet implemented its business model and to date has generated no revenues. Neither the Company’s management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development stage company.

The Company intends to provide its own brand of nutritional supplements and vitamins to its customers. We will, initially, sell our products using the internet, through our website. The Company estimates that $60,000 would be required for logo development, package design, package production, trade shows and website development as described herein. The Company anticipates this stage of development to be complete approximately 240 days from the closing of this offering.

We intend to extend our brand awareness by expanding our marketing efforts to other media venues like the home shopping network,(estimated to be completed within 300 days following the closing of this offering) at an estimated cost of $28,000. We expect that revenue will be generated within 300 days following the closing of this offering. We anticipate that within 360 days following the closing of this offering, we should be generating income.

The Company’s sole officer and director owns 100% of the outstanding shares of the Company will own over 71% after this offering is completed. As a result, she will have control of the Company.

Our business office is located at 112 North Curry Street Carson City, Nevada 89703, our telephone number is 775-321-8227 and our fax number is (775) 306-0030. Our United States and registered statutory office is located at 112 North Curry Street Carson City, Nevada 89703, telephone number (775) 882-1013.
.
As of April 30, 2010, the end of our fiscal quarter, the Company had raised $10,000 through the sale of its common stock. There is $2,990 of cash on hand in the corporate bank account. The Company currently has liabilities of $9,935, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

FITWAYVITAMINS has 10,000,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. FITWAYVITAMINS will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.03.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	14,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per share is $0.03.

FITWAYVITAMINS may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if FITWAYVITAMINS common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
FITWAYVITAMINS will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $120,000. The Company intends to use the proceeds from this offering (i) to pay for business travel costs to South Africa estimated $15,000; (ii) to pay for logo design and package production costs, estimated at $40,000; (iii) to initiate the Company's sales and marketing campaign, estimated at $48,000; (iv) quality control costs, $8,000 and (v) administrative expenses estimated to cost $3,300. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by FITWAYVITAMINS

Termination of the offering
The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. FITWAYVITAMINS may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable (see Plan of Distribution).

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. FITWAYVITAMINS has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of April 30, 2010
Total Assets	$2,990
Total Liabilities	$9,935
Stockholder’s Equity (Deficit)	$(6,945)
Operating Data	Inception (September 10, 2009) through April 30, 2010
Revenue	$0.00
Net Loss	$4,283
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, FITWAYVITAMINS has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of April 30, 2010, on an actual basis and on an as adjusted basis as if the offering had been completed as of April 30, 2010 and assuming the net proceeds to the Company in the offering after deduction of $5,700 offering expenses.

The following data is qualified in its entirety by, and should be read in conjunction with our consolidated financial statements and notes thereto included in this prospectus.

	April 30, 2010	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Long Term Debt	$0	$0	$0	$0	$0
Paid in Capital	$10,000	$34,3 00	$64,3 00	$94,3 00	$1 24,3 00
Accumulated Deficit	$(16,945)	$(16,945)	$(16,945)	$(16,945)	$(16,945)
Shareholders Equity (Deficit)	$(6,945)	$17,355	$47,355	$77,355	$107,355
Shares Issued and Outstanding	10,000,000	11,000,000	12,000,000	13,000,000	14,000,000

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be all the material risks to an investor regarding this offering. FITWAYVITAMINS should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF FITWAYVITAMINS, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report dated December 14, 2009 , 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to FITWAYVITAMINS, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “October 31,, 2009 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) business travel costs to South Africa, (ii) logo design and package production costs, (iii) initial production costs, (iv) sales and marketing campaign, (v) quality control costs, (vi) administrative expenses and (vii) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 10, 2009 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. As a result, the arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of FITWAYVITAMINS’s common stock. FITWAYVITAMINS’s assets do not substantiate a share price of $0.03. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 14,000,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s sole officer and director owns 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, she may have control of the Company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by her. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse her discretion in executing the Company’s business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on September 10, 2009 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for nutritional supplement products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results which could result in the complete loss of your investment.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mrs. Wessels, our sole officer and director, has other business interests and currently devotes approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mrs. Wessels, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO PRIOR BUSINESS EXPERIENCE IN OUR INDUSTRY, WE FACE A HIGH RISK RESULT OF BUSINESS FAILURE WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT

Our sole officer and director has no prior business experience in our industry. Our ability to achieve and maintain profitability and positive cash flow is dependent upon a number of factors including the decisions made by our sole officer and director. As a result, we face a high risk of business failure which may result in the loss of your investment

IT MAY BE IMPOSSIBILE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Since our management does not have prior experience in the marketing of nutritional products, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

FITWAYVITAMINS is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on September10, 2009 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses. As such, we face a high risk of business failure which would result in the loss of your investment.

OUR FAILURE TO GENERATE REVENUE MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the nutritional supplements and vitamin industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific economic conditions in the vitamin industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

BECAUSE WE ARE SMALL AND HAVE LIMITED CASH AVAILABLE, THE COMPANY MAY BE UNABLE TO IMPLEMENT  OUR  MARKETING  STRATEGY  SUCCESSFULLY

The implementation of the Company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE CURRENTLY RELY ON ONE SUPPLIER FOR OUR PRODUCTS. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF WE ARE FORCED TO FIND ALTERNATE SUPPLIERS IF ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCTS.

Our initial products will be supplied by African Dynamics Group. These products will be our only potential source of revenue and we do not currently have any other source for these products. We have not entered into a supply agreement with our supplier. We expect to rely on only one supplier for our products and promotional services for the foreseeable future. In the event that this supplier decides they no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR PRODUCTS AND COMPETE SUCCESSFULLY WITH NUMEROUS RETAILERS, MANUFACTURERS AND WHOLESALERS, INCLUDING ONLINE COMPANIES, OUR ABILITY TO ATTRACT CUSTOMERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase, primarily in the online market, because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison-shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce our gross margins, cause us to lose market share and decrease the value of the FITWAYVITAMINS brand.

WE MAY BE LIABLE FOR PRODUCTS THAT WE SELL. ANY CLAIMS OR ADVERSE JUDGMENTS AGAINST US MAY REDUCE OUR FINANCIAL RESOURCES OR HINDER OUR REPUTATION.

We face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could significantly reduce our financial resources. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may acquire would harm us by adding additional costs to our business and by diverting the attention of our senior management from the operation of our business.

BECAUSE WE DEPEND ON THIRD-PARTY SHIPPERS, WE MAY NOT BE ABLE TO DELIVER OUR PRODUCTS IN A TIMELY MANNER WHICH MAY REDUCE OUR REVENUES.

All of our products will be delivered via third-party. Therefore, our product distribution relies on third-party delivery services, including the United States Postal Service, United Parcel Service and Federal Express. Strikes by employees of those third party delivery services and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience. Those interruptions or delays may decrease our revenues and hinder our reputation.

EXTENSIVE GOVERNMENTAL REGULATION COULD LIMIT OUR SALES OR ADD SIGNIFICANT ADDITIONAL COSTS TO OUR BUSINESS.

There is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration, or FDA, and the Federal Trade Commission or FTC. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS.

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Risks Related to Investing in Our Business

BECAUSE  THERE ARE MANY SIMILAR PRODUCTS IN THE MARKET, OUR PRODUCTS MAY NOT BE ABLE TO DISTINGUISH THEMSELVES..
There are a wide range of companies that offer similar products. If we are unable to distinguish our products and attract enough clients, it will affect negatively our business, We may have to suspend or modify our product strategy and our marketing strategy which could result in suspending or ceasing operations resulting in a total loss of your investment.

BECAUSE WE ARE A SMALL BUSINESS, WITH LIMITED ASSETS, WE MAY NOT BE ABLE TO ASSUME SIGNIFICANT ADDITIONAL COSTS TO OPERATE .

Because we are a small business, with limited assets, we may not be able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

BECAUSE WE FACE INTENSE COMPETITON, PRICING PRESSURES FROM COMPETITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

We face intense competition in Internet and retail nutritional supplement and vitamin sales. We compete with numerous retailers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. Pricing pressures from competition could have a material adverse effect on our business, financial conditions and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$30,000	$60,000	$90,000	$120,000
Less: OFFERING EXPENSES
Legal & Accounting	4,000	4,000	4,000	4,000
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$5,700	$5,700	$5,700	$5,700

Less: GENERAL BUSINESS DEVELOPMENT
Business trips to South Africa expenses:	$3,000	$5,000	$7,500	$15,000
TOTAL:	$3,000	$5,000	$7,500	$15,000

Less: LOGO DESIGN AND PACKAGES
Logo development:	$5,000	$8,000	$10,000	$10,000
Design packages and packages production:	$5,750	$15,500	$22,250	$30,000
TOTAL	$10,750	$23,500	$32,250	$40,000

Less: SALES & MARKETING
Website Development/Hosting:	$6,500	$6,500	$6,500	$6,500
Online advertisement	$1,500	$3,500	$3,500	$3,500
Trade shows:	-	$10,000	$10,000	$10,000
TV advertisement:	-	-	$15,000	$28,000
TOTAL	$8,000	$20,000	$35,000	$48,000

Less: QUALITY CONTROL Lab analysis:	$2,000	$4,000	$7,000	$8,000
TOTAL	$2,000	$4,000	$7,000	$8,000
Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone	$550	$1800	$2,550	$3,300
TOTAL	$550	$1,800	$2,550	$3,300

TOTALS	$30,000	$60,000	$90,000	$120,000
The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by FITWAYVITAMINS and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Among the factors considered were:

•	our cash requirements;
•	the proceeds to be raised by the offering;
•	our lack of operating history; and
•	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on September 10, 2009. The Company’s sole officer and director paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Post offering net tangible book value	$107,355
Potential gain to existing shareholders	$120,000
Net tangible book value per share after offering	$0.008
Increase to present stockholders in net tangible book value per share after offering	$0.008
Capital contributions by purchasers of shares	$120,000
Capital Contributions by existing stockholders	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Existing Stockholders Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Post offering net tangible book value	$107,355
Increase in net tangible book value per share after offering	$0.008
Dilution per share	$0.022
Capital contributions by purchasers of shares	$120,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	92%
Percentage capital contributions by existing stockholders	8%
Anticipated net offering proceeds	$114,300
Number of shares after offering held by public investors	4,000,000
Total shares issued and outstanding	14,000,000
Purchasers of shares percentage of ownership after offering	28.6%
Existing stockholders percentage of owner ship after offering	71.4%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Post offering net tangible book value	$77,355
Post offering net tangible book value per share	.006
Pre-offering net tangible book value per share	(.0007)
Increase in net tangible book value per share after offering	$0.0067
Dilution per share	$0.023
Capital contributions by purchasers of shares	$90,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	90%
Percentage capital contributions by existing stockholders	10%
Anticipated net offering proceeds	$84,300
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	13,000,000
Purchasers of shares percentage of ownership after offering	23%
Existing stockholders percentage of ownership after offering	77%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Post offering net tangible book value	$47,355
Post offering net tangible book value per share	.0039
Pre-offering net tangible book value per share	(.0007)
Increase in net tangible book value per share after offering	$0.0046
Dilution per share	$0.025
Capital contributions by purchasers of shares	$60,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	86%
Percentage capital contributions by existing stock holders	14%
Anticipated net offering proceeds	$54,300
Number of shares after offering held by public investors	2,000,000
Total shares issued and outstanding	12,000,000
Purchasers of shares percentage of ownership after offering	16.6%
Existing stockholders percentage of ownership after offering	83.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Post offering net tangible book value	$17,355
Post offering net tangible book value per share	.0016
Pre-offering net tangible book value per share	(.0007)
Increase in net tangible book value per share after offering	$0.0023
Dilution per share	$0.028
Capital contributions by purchasers of shares	$30,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	75%
Percentage capital contributions by existing stock holders	25%
Anticipated net offering proceeds	$24,300
Number of shares after offering held by public investors	1,000,000
Total shares issued and outstanding	11,000,000
Purchasers of shares percentage of ownership after offering	9.1%
Existing stockholders percentage of ownership after offering	90.9%

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,000,000 shares of its common at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. FITWAYVITAMINS may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable considering the following factors:

1.	the potential market for our business is lower than anticipated
2.	we fail to sell at least 25% of the offering and require an additional 90 day extension which we believe would be a reasonable period.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which FITWAYVITAMINS has complied.

In connection with the Company’s selling efforts in the offering, Margret Wessels our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Wessels is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Wessels will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Wessels is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Wessels will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Wessels will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

FITWAYVITAMINS will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Fitwayvitamins, Inc. from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, FITWAY will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Diane D. Dalmy, 8965 W. Cornell Place Lakewood, Colorado 80227, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On September 10, 2009, Mrs. Margret Wessels, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of October 31. FITWAYVITAMINS, INC. is a development-stage company that intends to sell its sports nutrition products through its website.

The Company has not yet implemented its business model and to date has generated no revenues.

The Company intends to provide its own brand of nutritional supplements and vitamins to its customers. FITWAYVITAMINS plans on targeting its marketing efforts to a broad base of customers whose interest is on health and wellness.

 The Company’s president has no prior experience in the supply, manufacture, or distribution of sports nutrition products nor does she have experience in web site development. The Company’s president is retired and has the flexibility to work on FITWAYVITAMINS up to 15 hours per week. She is prepared to devote more time to our operations as may be required.  The Company intends to hire consultants to develop its logo, its product package design, its website development and hire professional service for lab analysis of its planned products. In addition, the Company plans to enter into a supply and manufacturing agreement with African Dynamics Group to facilitate the manufacture and supply of the Company’s planned products. Management believes that 15 hours per week will be sufficient time allocated to secure the services of such consultants and professional service and to negotiate and manage a supply and manufacturing agreement with African Dynamics Group.

The Company plans to introduce four initial products in its first twelve months of planned operation: 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused and 4) cookies containing whey protein powder, amino acids and multi vitamins. We have received sample Protein Whey Powder and Protein Whey Bars from African Dynamics Group. We have not entered into a manufacturing and supply agreement with African Dynamics Group. We intend to develop our initial product offering from these samples. Upon completion of our logo design, product package design and entering into a supply agreement with African Dynamics, African Dynamics will manufacture and package our products.

After we generate income from our sports nutrition products, management intends to add vitamin and mineral products to our product line. We intend to obtain additional products from low cost suppliers in China and India and nationally known suppliers like; Twin Laboratories, Inc. and Natrol, Inc.

We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

The first phase of our operations the Company plans to introduce our first product, a pure whey protein powder and to hire consultants to develop the Company’s logo, its product package design, its website development, hire professional service for lab analysis of its planned products and to enter into a supply and manufacturing agreement with African Dynamics Group  Because the Company will retain consultants to develop its logo, its product package design, its website development and hire professional service for lab analysis of its planned initial products, the Company feels that within 120 days of the date of this offering, its product package design, its website development, logo development and lab analysis of such products will be completed. From cost estimates from these consultants, the Company has budgeted, $8,000 for lab analysis of its planned products, $10,000 for logo development, $30,000 for package design, package production, $6,000 for website development and $500 for website hosting. In addition, the Company has budgeted $1,500 for online advertising and $15,000 for business travel. The Company anticipates that within 150 days of this offering the Company’s BETA Web site and initial product offering will be launched. We do not anticipate further expenses for website development.

For the second phase of our development we intend to increase our online advertising estimated to cost an additional $2,000 to compliment the introduction three additional products; a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, nutritional chocolate bars with whey protein, carbohydrates and vitamins infused and cookies containing whey protein powder, amino acids and multi vitamins. We plan to participate in trade shows or health expos in North America talking about health, wellness and nutrition throughout the U.S.A. We plan to have an exposition booth in these shows. Total cost for attending trade shows or health expos is estimated at $10,000. We should complete this Phase II at approximately 240 days following the closing of this offering. We do not anticipate further expenses for website development.

The third phase of our development is to extend our brand awareness by expanding our marketing efforts to other media venues such as the home shopping network, estimated to cost $28,000. We estimate Phase III to be completed within 300 days from the date of this offering.  Within 360 days of the date of this offering, the Company anticipates generating revenues. We do not anticipate further expenses for website development or online advertising.

In the event the Company fails to sell 100% of the shares in this offering, the Company will scale its product offerings, logo design, package design and production in accordance with the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the shares sold (see Use of Proceeds, Page 16).

In the event the Company sells 25% of the shares offered, the Company will introduce one of its planned products, a pure whey protein powder. The Company will focus its planned Sales and Marketing for website development estimated to cost $6,000, web hosting estimated to cost $500 and online advertising expense estimated to cost $1,500. Accordingly, the Company will scale back its planned logo development estimated to cost $5,000, its planned package design and production expense estimated to cost $5,750 and will reduce its planned business travel to $3,000 (see Use of Proceeds, page 16).

In the event the Company sells 50% of the shares offered, the Company will introduce two of its planned products; 1) a pure whey protein powder and, 2) a whey protein powder and meal supplement. We do not anticipate further expenses for website development. Accordingly, the Company will increase its online advertising expense to $3,500, enhance its logo development estimated to cost $8,000, increase its planed package design and production expense estimated to cost $15,500, will increase its planned business travel to $5,000 and begin attending Trade Shows estimated to cost $10,000 (see Use of Proceeds, page 16). We do not anticipate further expenses for website development.

In the event the Company sells 75% of the shares offered, the Company will introduce three of its planned products, 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, and 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused. To accommodate the introduction of this product, the Company will further enhance its logo development estimated to cost $10,000, increase its package design and production estimated to cost $22,500, will increase its planned business travel estimated to cost $7,500 and increase its marketing efforts to other media venues such as the home shopping network estimated to cost $15,000 (see Use of Proceeds, page 16). We do not anticipate further expenses for website development or online advertising.

In the event the Company sells 100% of the shares offered, the Company will introduce all four of its planned products, 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused and 4) cookies containing whey protein powder, amino acids and multi vitamins. To accommodate the plan to introduce this fourth product, the Company will further increase its package design and production estimated to cost $30,000 thereby increasing its total logo development and planned package design and packaging production expense to $40,000, will increase its planned business travel to $15,000 and increase its marketing efforts to other media venues such as the home shopping network estimated to cost $28,000 (see Use of Proceeds, page 16). We do not anticipate further expenses for website development or online advertising.

For further discussion on each of the aforementioned offering scenarios, please see Plan of Operations on Page 44.

FITWAYVITAMINS has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

Industry
FITWAYVITAMINS believes that the primary trend driving the growth in the vitamin and nutritional supplements industry is the aging U.S. population. We believe that one of the primary trends driving the industry is consumption by the over-50 demographic, including Baby Boomers (those born between 1946 and 1964), who seek to improve their health and wellness and treat and prevent disease and illness. According to the U.S. Census, the total U.S. population of people 50 and older is expected to increase to 115 million people in 2018 from 94 million people in 2008, representing a CAGR of 2.1%, which is more than twice the overall population growth rate. The aging Baby Boomer generation comprises a significant and increasing part of the 50 and older population.

We currently have no sports nutrition offering or other products of any kind. Our future sports nutrition offering will emphasize products such as protein powders which will be marketed to a broad base of customers whose interest is on health and wellness rather than a narrower market for sports nutrition products whose customers take in conjunction with specific physical training like a body building regimen.

Description of our Products

Sports Nutrition Products.

Our intial product offering will be sports nutrition products which are food and dietary supplements designed to be taken in conjunction with a fitness program. Management believes that these products, which initially include protein and weight gain powders and Protein Bars will appeal to consumers who are engaged in regular exercise, including athletes who are in training to gain weight and develop their physique. The Company plans to introduce four initial products: 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused and 4) cookies containing whey protein powder, amino acids and multi vitamins.

Our Protein powders will be:

•	Whey protein based. Whey protein is a mixture of globular proteins isolated from whey, the liquid material created as a by-product of cheese production.
•	Low Carbohydrate Formula
•
Conjugated linoleic acids (CLA) infused to help support burning stored fat. CLAs are a family of at least 28 isomers of linoleic acid found especially in the meat and dairy products derived from ruminants.

Our Protein Bars/Cookies will be:

•	Pure premium grade whey protein isolate

•	Contain amino acids which boost immune response and boosts anabolic activity

•	Infused with a range of multi vitamins and minerals

Vitamins and Mineral Products

Management believes that Vitamins and minerals products will be added to our product line soon after we generate revenues from our sports nutrition products. Vitamins and minerals are commonly sold in single vitamin and multi- vitamin form, and in different potency levels. Our vitamin and mineral products will be produced in tablets, soft gelatin and hard-shell capsules and powder forms. We will obtain these products from nationally known suppliers like; Twin Laboratories, Inc. and Natrol, Inc. We have no written agreements with these suppliers.  These vitamins and nutritional products include acidophilus, amino acid products, antioxidants, B-Complex  vitamins,  Vitamin C products,  Vitamin  E  products,  Vitamins,  A,D,  and  K,  Bee  products, beta carotene,  calcium products, chondroitin/glucosamine, chromium, coenzyme  Q-10, cranberry products,  Echinacea/goldenseal, EPA and Fish oils, evening primrose, linseed, garlic, ginkgo  biloba,  ginseng,  Grapeseed/pycnogenol,  L-Carnitine, Lecithin, Milk Thistle, Mineral products, MSM products, multiple vitamins,  saw palmetto, selenium, shark cartilage, and St. John's Wort.

Competitive Advantages

We will face intense competition in Internet and retail nutritional supplement and vitamin sales. We will compete with numerous retailers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

Because our initial products will be supplied through a low cost suppler from South Africa and because major competitors have the overhead of retail outlets, our product costs will be relatively low and it will allow us to offer our planned products at a very competitive price thereby deflecting anticipated pricing pressures from competition. Furthermore, we will sell our planned products on the internet that will lower the selling cost per item

There are a wide range of companies that offer sports nutrition products. We plan to distinguish our planned products and attract clients by positioning such products as low cost, high value, chemical and peanut free. Furthermore, our planned sports nutrition products will be laboratory tested to assure quality and safety so that our customers will be certain they are getting the highest grade whey protein isolate.

 Marketing

Our marketing strategy will consist of three stages. The first stage intends to develop our website, estimated to cost $6,000 plus a website hosting expense of $500 and launch Internet campaign through online advertising estimated to cost $1,500 to build awareness of our brand. During the first stage, we plan to introduce our first sports nutrition product, a pure whey protein powder at below retail pricing from our web site. We intend to use this product as a lost leader to enable rapid market attention and have the purchasing public associate our web site with a great product at a great price. We do not intend to profit from our initial marketing campaign to generate initial web site traffic. Once we release the Beta version of our website, introducing our pure whey protein powder (estimated to take 150 days following the closing of this offering), we will initiate the second stage of our marketing strategy.

For the second stage of our marketing strategy, we plan to introduce the balance of our initial products; a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, nutritional chocolate bars with whey protein, carbohydrates and vitamins infused, and cookies containing whey protein powder, amino acids and multi vitamins.  We plan to participate in trade shows or health expos in North America talking about health, wellness and nutrition throughout the U.S.A. and we plan to have an exposition booth in these shows at an estimated cost of $10,000. Immediately following the introduction of these initial products, we will further develop name awareness through additional online advertising estimated to cost and additional $2,000 (estimated to be complete in 240 days following the closing of this offering).

The third stage of our strategy is to extend our brand awareness by expanding our marketing efforts to other media venues such as the home shopping network estimated to cost $28,000. We expect that revenue will be generated within 300 days following the closing of this offering. We anticipate that within 360 days following the closing of this offering, we should be generating income.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the vitamin and nutritional supplement industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Because our products are categorized as a dietary supplement by the Food and Drug Administration (FDA) and are not specifically intended to treat, cure, or prevent disease, dietary supplements sold in the U.S. are not required to undergo the rigorous testing procedures typical of pharmaceutical drugs. We are however, required to print and identify all ingredients on the product packaging.

Employees and Employment Agreements

As the date of this prospectus, FITWAYVITAMINS has no permanent staff other than its sole officer and director, Mrs. Margret Wessels, who is the President and director of the Company. Mrs. Margret Wessels is retired and has the flexibility to work on FITWAYVITAMINS up to 15 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is October 31, 2009. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

FITWAYVITAMINS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2009

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Fit Way Vitamins, Inc.
BC, Canada V7E 2G2

We have audited the accompanying balance sheet of FITWAYVITAMINS, INC. (A Development Stage Enterprise) as of October 31, 2009, and the related statement of operations, stockholder’s equity, and cash flows from inception (September 10, 2009) to October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FITWAYVITAMINS, INC. (A Development Stage Enterprise) as of October 31, 2009, and the results of their operations and cash flows from inception (September 10, 2009) to October 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
December 14, 2009

FITWAYVITAMINS, INC.
(A Development Stage Company)
BALANCE SHEET
(Audited)

October 31, 2009

ASSETS

CURRENT ASSETS
Cash	$9,990

Total current assets	9,990

TOTAL ASSETS	$9,990

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,000
Due to related party	1,402

Total current liabilities	7,402

TOTAL LIABILITIES

STOCKHOLDER’S EQUITY
Capital stock (Note 3)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000
Deficit accumulated during the development stage	(7,412)
Total stockholder’s equity	2,588
Total Liabilities and Stockholder’s Equity	$9,990

The accompanying notes are an integral part of these financial statements

FITWAYVITAMINS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Audited)

From Inception (September 10, 2009) to October 31, 2009

EXPENSES

Office and general	$(1,412)
Professional fees	(6,000)

Net loss	$(7,412)
BASIC NET LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements

FITWAYVITAMINS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDER’S EQUITY
FROM INCEPTION (September 10, 2009) TO OCTOBER 31, 2009

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Number of shares	Amount	Capital	Stage	Total

Common stock issued for cash at $0.001 per share
- October 7, 2009	10,000,000	$10,000	$-	$-	$10,000

Net loss	-	-	-	(7,412)	(7,412)

Balance, October 31, 2009, audited	10,000,000	$10,000	-	$(7,412)	$2,588

The accompanying notes are an integral part of these financial statements

FITWAYVITAMINS, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
(Audited)

From Inception (September 10, 2009) to October 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,412)
Changes in assets and liabilities
Increase in accrued expenses	6,000

NET CASH USED IN OPERATING ACTIVITIES	(1,412)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	1,402
Proceeds from sale of common stock	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,402

NET INCREASE IN CASH	9,990

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$9,990

Supplemental cash flow information and noncash financing activities:
Cash paid for:

Interest	$-

Income taxes	$-

FITWAY VITAMINS, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
(Audited)
October 31, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Fitwayvitamins, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling ($7,412).  The Company was incorporated on September 10, 2009 in the State of Nevada and established a fiscal year end at October 31.  The Company is a development stage company as defined in FASB ASC 915-10, “Development Stage Entities”, organized to supply vitamin supplements.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has evaluated subsequent events through December 14, 2009, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

Going concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company has a deficit accumulated since inception (September 10, 2009) through October 31, 2009 of ($7,412).  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of October 31, 2009, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholder’s equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

FITWAY VITAMINS, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
(Audited)
October 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with FASB ASC 740-10 “Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses
In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 718-10, “Compensation- Stock Compensation.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted FASB ASC 718-10 upon creation of the company and expenses share based costs in the period incurred.

Fair Value of Financial Instruments
In accordance with the requirements of FASB ASC 810-05, “Fair Value Measurement and Disclosure,” the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

FITWAY VITAMINS, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
(Audited)
October 31, 2009

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On October 7, 2009, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

As of October 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 – INCOME TAXES
As of October 31, 2009, the Company had net operating loss carry forwards of $7,412 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2009

2009
Deferred tax assets:
Net operating loss carry forward	$7,412
Total deferred tax assets	2,595
Less: valuation allowance	(2,595)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of October 31, 2009 was $2,595. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of October 31, 2009.

FITWAY VITAMINS, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
(Audited)
October 31, 2009

NOTE 4 – INCOME TAXES (continued)

Reconciliation between the statutory rate and the effective tax rate is as follows at October 31, 2009:

2009
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 5 – RELATED PARTY TRANSACTION

As of October 31, 2009, the Company received advances from a Director in the amount of $1,402 to pay for incorporation costs. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

FITWAYVITAMINS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Unaudited)

APRIL 30, 2010

FITWAYVITAMINS, INC.
(A Development Stage Company)

BALANCE SHEETS

	April 30, 2010 (Unaudited)	October 31, 2009 (Audited)

ASSETS

CURRENT ASSETS
Cash	$2,990	$9,990
Total Current Assets	2,990	9,990
TOTAL ASSETS	$2,990	$9,990

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$8,500	$6,000
Due to related party	1,435	1,402
TOTAL CURRENT LIABILITIES	$9,935	$7,402

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 3)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000	10,000
Deficit accumulated during the development stage	(16,945)	(7,412)
Total stockholder’s equity (deficit)	$(6,945)	$2,588
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$2,990	$9,990

The accompanying notes are an integral part of these financial statements

FITWAYVITAMINS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three months to April 30, 2010 (Unaudited)	Six months to April 30, 2010 (Unaudited)	Cumulative results from inception (September 10, 2009) to April 30, 2010 (Unaudited)

EXPENSES

Office and general	$(783)	$(783)	$(2,195)
Professional fees	(3,500)	(8,750)	(14,750)

NET LOSS	$(4,283)	$(9,533)	$(16,945)

BASIC NET LOSS PER COMMON SHARE	$0.00	$0.00
WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	$10,000,000	$10,000,000

The accompanying notes are an integral part of these financial statements

FITWAYVITAMINS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)
FROM INCEPTION (September 10, 2009) TO APRIL 30, 2010

	Common Stock
	Number of shares	Amount	Deficit Accumulated During the Development Stage	Total

Common stock issued for cash at $0.001 per share
- October 7, 2009	10,000,000	$10,000	$-	$10,000

Net loss	-	-	(7,412)	(7,412)

Balance, October 31, 2009, (audited)	10,000,000	10,000	(7,412)	2,588

Net loss	-	-	(9,533)	(9,533)

Balance, April 30, 2010 (unaudited)	10,000,000	10,000	(16,945)	(6,945)

The accompanying notes are an integral part of these financial statements

FITWAYVITAMINS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Six months to April 30, 2010 (Unaudited)	Cumulative results from inception (September 10, 2009) to April 30, 2010 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,533)	$(16,945)
Change in operating assets and liabilities:
Increase in accrued expenses	2,500	8,500

NET CASH USED IN OPERATING ACTIVITIES	(7,033)	(8,445)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	33	1,435
Proceeds from sale of common stock	-	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	33	11,435

NET INCREASE (DECREASE) IN CASH	(7,000)	2,990

CASH, BEGINNING OF PERIOD	9,990	-

CASH, END OF PERIOD	$2,990	$2,990

Supplemental cash flow information and noncash financing activities:
Cash paid for:

Interest	$-	$-

Income taxes	$-	$-

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Fitwayvitamins, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totalling ($16,945).  The Company was incorporated on September 10, 2009 in the State of Nevada and established a fiscal year end at October 31.  The Company is a development stage company as defined in FASB ASC 915-10, “Development Stage Entities”, organized to supply vitamin supplements.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of April 30, 2010 and the results of operations and cash flows presented herein have been included in the financial statements.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature. Operating results for the six month period ended April 30, 2010, are not necessarily indicative of the results that may be expected for the fiscal year ending October 31, 2010.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheets, and statements of operations, stockholder’s equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with FASB ASC 740-10 “Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses
In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 718-10, “Compensation- Stock Compensation.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted FASB ASC 718-10 upon creation of the company and expenses share based costs in the period incurred.

Going concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company has a deficit accumulated since inception (September 10, 2009) through April 30, 2010 of ($16,945).  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Fair Value of Financial Instruments
In accordance with the requirements of FASB ASC 810-05, “Fair Value Measurement and Disclosure,” the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-01, “Equity (Topic 505-10): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)”.  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed if not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-02, “Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary”.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On October 7, 2009, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

As of April 30, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 – RELATED PARTY TRANSACTION

As of April 30, 2010, the Company received advances from a Director in the amount of $1,435 to pay for incorporation costs. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

On October 7, 2009, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

FITWAYVITAMINS, INC. is a development-stage company that intends to sell its sports nutrition products through its website. The Company has not yet implemented its business model and to date has generated no revenues.

The Company intends to provide its own brand of nutritional supplements and vitamins to its future customers. FITWAYVITAMINS plans on targeting its marketing efforts to a broad base of customers whose interest is on health and wellness.

Over the next twelve months, the Company plans to introduce four initial products: 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused and 4) cookies containing whey protein powder, amino acids and multi vitamins.

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start its sales. We aim to raise the capital by investors investing in our startup company. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

The first phase of our planned operations over this period would be to secure our manufacturers, initially in South Africa, to provide sample products to take to testing labs in the US to ensure the products meet our high standards. Upon completion of lab testing we intend to enter into a manufacturing and supply agreement with African Dynamics Group. Next and in preparation for introducing our first product, a pure whey protein powder, we intend to design our logo, develop the product container for each of our four initial products and printing of all the ingredients on the labels. We will then develop the web site and have all the pictures and flash done and initiate marketing for our first product, whey protein powder product.

Because the Company will retain consultants to develop its logo, its product package design, its website development and hire professional service for lab analysis of its planned initial products, the Company feels that within 120 days of the date of this offering, its product package design, initial website development, logo development, lab analysis of such products and entering into a manufacturing and supply agreement with African Dynamics Group will be completed. From cost estimates from these consultants, the Company has budgeted $8,000 for lab analysis, $10,000 for logo development and $30,000 package design, package production and printing. In addition, the Company has budgeted website development cost of $6,000, website hosting cost of $500. The Company anticipates that within 150 days of this offering the Company’s BETA Web site and initial product offering will be launched and the Company will begin online advertising estimated to cost $1,500. We do not anticipate further expenses for website development.

During the second phase of planned operations, we intend to introduce the balance of our initial products; a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, nutritional chocolate bars with whey protein, carbohydrates and vitamins infused, and cookies containing whey protein powder, amino acids and multi vitamins. In addition, the Company plans to implement the second stage of its marketing strategy (see Marketing, page 27) through additional online advertising estimated to cost an additional $2,000 (total online advertising costs for the first phase and the second phase is estimated to cost $3,500) and participating in trade shows or health expos in North America talking about health, wellness and nutrition throughout the U.S.A. We plan to have an exposition booth in these shows. Total cost for attending trade shows or health expos is estimated at $10,000. We should complete this second phase at approximately 240 days following the date of this offering. We do not anticipate further expenses for website development

During the third phase of planned operations, the Company will implement the third stage of its marketing strategy (see Marketing, page 27). We plan to extend our brand awareness by expanding our marketing efforts to other media venues such as the home shopping network estimated to cost $28,000. We expect that revenue will be generated within 300 days following the closing of this offering. We anticipate that within 360 days following the closing of this offering, we should be generating income. We do not anticipate further expenses for website development or online advertising.

In the event the Company sells 25% of the shares offered, the Company will introduce one of its planned products, a pure whey protein powder. The Company will focus its planned Sales and Marketing for website development estimated to cost $6,000, web hosting estimated to cost $500 and online advertising expense estimated to cost $1,500. Accordingly, the Company will scale back its planned logo development estimated to cost $5,000, its planned package design and production expense estimated to cost $5,750 and will reduce its planned business travel to $3,000 (see Use of Proceeds, page 16).

In the event the Company sells 50% of the shares offered, the Company will introduce two of its planned products; 1) a pure whey protein powder and, 2) a whey protein powder and meal supplement. We do not anticipate further expenses for website development. Accordingly, the Company will increase its online advertising expense to $3,500, enhance its logo development estimated to cost $8,000, increase its planned package design and production expense estimated to cost $15,500, will increase its planned business travel to $5,000 and begin attending Trade Shows estimated to cost $10,000 (see Use of Proceeds, page 16). We do not anticipate further expenses for website development.

In the event the Company sells 75% of the shares offered, the Company will introduce three of its planned products, 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, and 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused. To accommodate the introduction of this product, the Company will further enhance its logo development estimated to cost $10,000, increase its package design and production estimated to cost $22,500, will increase its planned business travel estimated to cost $7,500 and increase its marketing efforts to other media venues such as the home shopping network estimated to cost $15,000 (see Use of Proceeds, page 16). We do not anticipate further expenses for website development or online advertising.

In the event the Company sells 100% of the shares offered, the Company will introduce all four of its planned products, 1) a pure whey protein powder, 2) a whey protein powder and a meal supplement with 8gr of carbohydrates and 16gr of whey protein, 3) nutritional chocolate bars with whey protein, carbohydrates and vitamins infused and 4) cookies containing whey protein powder, amino acids and multi vitamins. To accommodate the plan to introduce this fourth product, the Company will further increase its package design and production estimated to cost $30,000 thereby increasing its total logo development and planned package design and packaging production expense to $40,000, will increase its planned business travel to $15,000 and increase its marketing efforts to other media venues such as the home shopping network estimated to cost $28,000 (see Use of Proceeds, page 16). We do not anticipate further expenses for website development or online advertising.

Results of Operations

For the period from inception through October 31, 2009, we had no revenue. Expenses for the period totaled $7,412 resulting in a Net loss of $7,412.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of April 30, 2010, we had $2,990 in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Ms. Wessels has indicated that she may be willing to provide a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the offering scenarios presented in the Section titled “Use of Proceeds” the Company feels that it will have sufficient funds to fund the expenses related to this offering however the Company may be unable to fully launch its planned business activities for the next twelve months unless 100% of the shares are sold. In the event that 25% of the shares are sold, for the next twelve months the Company plans to reduce its planned business activities to the introduction of a single product thereby minimizing the expenses for business travel, logo design; package design and packaging production. In the event that 50% of the shares are sold, for the next twelve months the Company will introduce two products thereby increasing its expenses for business travel, logo design; package design, packaging production and trade shows.  In the event that 75% of the shares are sold, for the next twelve months the Company will introduce three products thereby increasing its expenses for business travel, logo design; package design, packaging production, trade shows and planned marketing expenses for TV shows and TV Advertising. (see Use of Proceeds).

In the event that 100% of the shares are sold, for the next twelve months the Company believes it have sufficient funds to fully launch its planned business activities. During the third phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 300 days following the closing of this offering. We anticipate that within 360 days following the closing of this offering, we should be generating income. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Margret Wessels	70	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Ms. Wessels has served as our sole executive officer and director since inception. Ms. Wessels is 70 years of age has been retired since September 2004. During her retirement, Ms. Wessels’ principle business activities have been authoring a second edition of “Practical Guide to Facilitating Language Learning” published by Oxford University Press, South Africa and providing private student training and development.

Prior to her retirement, Ms. Wessels taught High School in South Africa for 15 years and was appointed as a lecturer at the Bloemfontein College of Education in 1978. In 1997, International Thomson Publishers published a didactics text book written by Mrs. Wessels. Oxford University Press, Southern Africa they published the Second Edition in 2007.  Ms. Wessels expects that the Third Edition will be published in January of 2011  In 2001 Mrs. Wessels was appointed as a first Education Specialist in the Free State Department of Education. Mrs. Wessels has a BA (Honours) degree, a Licentiate in Speech and Drama, and a Higher Education Diploma.

The Company believes that Ms. Wessels’ education, teaching experience and her entrepreneurial success as a publisher, make her well suited to serve as our sole officer and director.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mrs. Wessels’ other business interests and her involvement in FITWAYVITAMINS, INC.

EXECUTIVE COMPENSATION

FITWAYVITAMINS has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through October 31, 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Margret Wessels President	2009	0	0	0	0	0	0	0	0

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of October  31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have NotVested ($)	Equity Incentive Plan Awards: Numberof Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Margret Wessels	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. FITWAYVITAMINS may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (September 10, 2009) through April 30, 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Margret Wessels	0	0	0	0	0	0	0

At this time, FITWAYVITAMINS has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Margret Wessels 16 Morgan St Dan Pienaar ,Bloemfontein 9301 South Africa [2]	10,000,000	100%	71.4%	77%	83.4%	90.9%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	71.4%	77%	83.3%	90.9%

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mrs. Wessels is the only “promoter” of our company.

[2]
Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 7, 2009, we issued a total of 10,000,000 shares of common stock to Mrs. Margret Wessels, our sole officer and director, for total cash consideration of $10,000. The Company considered these securities as “Founders” shares. Mrs. Margret Wessels purchased her shares at par value being $0.001 per share, considerably lower than the $0.03 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$4,000
SEC Filing Fee	$5
Printing	$200
Transfer Agent	$1,500
TOTAL	$5,705

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

FITWAYVITAMINS is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

October 7, 2009

We have issued 10,000,000 shares of common stock to Margret Wessels, our sole officer and director, for total consideration of $10,000, or $0.001 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re: legality
10.4	Subscription Agreement
23.1	Consent of Certified Public Accountants
23.2	Consent of Counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of FITWAYVITAMINS, INC., and dated September 10, 2009 as previously filed with the SEC on 01-29-2010

Exhibit 3(ii)

Bylaws of FITWAYVITAMINS, INC. approved and adopted on September 10, 2009 as previously filed with the SEC on 01-29-2010

Exhibit 5

Opinion of Diane Dalmy 1775 Sherman Street Suite 2015 Denver, CO 80203 dated Ju ly 3, 2010, regarding the legality of the securities being registered

Exhibit 10.4

Subscription Agreement as previously filed with the SEC on 01-29-2010

Exhibit 23(i)
Consent of De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052, dated December 14, 2009, regarding the use in this Registration Statement of their report of the auditors and financial statements of FITWAYVITAMINS, INC. for the period ending October 3 1 , 20 09 .

Exhibit 23(ii)
Consent of counsel, Diane Dalmy, 1775 Sherman Street Suite 205 Denver, CO 80203 (coun s el’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement).

UNDERTAKINGSThe undersigned Registrant hereby undertakes:

 1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

 2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

 3.    To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

 4.    That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information

a.	about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

 Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

 In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloemfontein, South Africa, on this 23 rd day of Ju ly , 2010.

FITWAYVITAMINS, INC.

By:	/s/ Margret Wessels
Margret Wessels
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

FITWAYVITAMINS, INC.

By:	/s/ Margret Wessels
Margret Wessels
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer
Date July 23, 2010